UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               JANUARY 24, 2001


                      FIRST MID-ILLINOIS BANCSHARES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   DELAWARE
                (STATE OR OTHER JURISDICTION OF INCORPORATION)


            0-13368                              37-1103704
     (COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)


                   1515 CHARLESTON AVENUE, MATTOON, IL 61938
          (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                                (217) 234-7454
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.   Other Events

Incorporated by reference is a press release issued by the Registrant on January 25, 2001, attached as Exhibit 99, providing information concerning the Registrant's announcement that it entered into a definitive agreement that provides for the acquisition by First Mid-Illinois Bank & Trust, N.A. (the "Bank"), a wholly-owned subsidiary bank of the Registrant, of American Bank of Illinois (the "Target"). Under the terms of this agreement, the Bank will purchase all of the issued and outstanding stock of the Target from Community Financial Corp for cash. The consummation of the transactions contemplated by this agreement is subject to the receipt of required regulatory approvals.

Item 7.   Financial Statements and Exhibits

      (c)   Exhibits

      Exhibit 99 - Press release issued January 25, 2001

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: January 26, 2001                   By: /s/  William S. Rowland
                                              ---------------------------
                                                   William S. Rowland
                                                   President and Chief
                                                   Executive Officer

                                 EXHIBIT INDEX

Exhibit
NUMBER                              DESCRIPTION

99                                  Press release issued January 25, 2001

                                                                    Exhibit 99

NEWS

Date:       January 24, 2001
            For Immediate Release

Contact:    William S. Rowland,
            Chairman & CEO
            (217) 258-0415

                         FIRST MID-ILLINOIS TO ACQUIRE
                           AMERICAN BANK OF ILLINOIS

      First Mid-Illinois Bank & Trust announced today that it has reached agreement to acquire American Bank of Illinois, a $33 million bank with offices in Highland and Pocahontas, Illinois.

      William S. Rowland, Chairman of First Mid-Illinois Bank & Trust, said, "We are pleased to be able to add Highland and Pocahontas to the growing list of communities we serve. First Mid-Illinois operates with a community banking philosophy where decisions are made at the local level. Throughout our markets, we are an active partner in the communities we serve."

      Karl D. Tauber, President of American Bank, added, "We are pleased to be joining the First Mid-Illinois family. They have a wide array of products and services, convenient and easy to use technology and a record of community involvement which dates back to 1865 - when the Bank was first chartered. This will be very positive for our customers, our employees, as well as for the Highland and Pocahontas communities."

      The agreement is subject to regulatory approval and the transaction is expected to be completed in early spring 2001. As a result of the transaction, American's customers will become customers of First Mid-Illinois Bank & Trust.

      Rowland added, "We are excited about this opportunity and plan to make the transition smooth by communicating well in advance with customers. We offer a full range of competitively priced banking services and in a manner which is convenient to the customer. Our mission is to offer banking services which exceed customers' expectations and we recognize the importance of making new customers feel comfortable with First Mid-Illinois."

      First Mid-Illinois Bank & Trust, headquartered in Mattoon, Illinois, is a subsidiary of First Mid-Illinois Bancshares, Inc. and has total assets of $640 million. In addition, First Mid-Illinois operates 20 banking centers and 25 ATMs. Banking services and information about First Mid-Illinois may also be accessed via the internet at WWW.FIRSTMID.COM.